Exhibit 10.2

2005 Rohm and Haas Company

Non-Qualified Savings Plan

(As Amended and Restated May 2, 2005)

7

ARTICLE I

INTRODUCTION

     1.1 This is the Rohm and Haas Company 2005 Non-Qualified Savings Plan (the “Plan”), adopted by the Company effective January 1, 2005. This Plan is intended to comply with the applicable provisions of the American Jobs Creation Act of 2004 (“AJCA”) and is to be construed in accordance with AJCA and the regulations and other guidance issued thereunder. Without affecting the validity of any other provision of the Plan, to the extent that any Plan provision does not meet the requirements of ACJA and the regulations issued thereunder, it shall be void ab initio and have no effect.

     The Plan constitutes an amendment and restatement of the Rohm and Haas Company Non-Qualified Savings Plan, as amended and restated effective January 1, 2003 (the “2003 NQSP”) and shall apply only to deferrals of compensation on or after January 1, 2005. Amounts considered “deferred” (under AJCA and the regulations and other guidance issued thereunder) prior to January 1, 2005 shall continue to be subject to the terms of the 2003 NQSP.

ARTICLE II

PURPOSE

     2.1 The purpose of the Plan is to provide additional retirement savings benefits beyond the otherwise determined savings benefits provided by the Rohm and Haas Company Employee Stock Ownership and Savings Plan (the “Savings Plan”) for a select group of management and highly compensated employees of the Rohm and Haas Company.

     In addition, to the extent not provided for in the preceding paragraph, the Plan also provides additional savings benefits for eligible employees of the Company whose otherwise determined savings benefits from the Savings Plan are limited by section 415 or section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

ARTICLE III

DEFINITIONS

The terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

     3.1 “Account” means a Participant’s account under the Plan including the following sub-accounts:

          3.1.1 “Rohm and Haas Stock Account” shall mean that portion of a Participant’s Account maintained to record all amounts notionally invested in the Rohm and Haas Stock Fund in the form of Stock Units, pursuant to Section 6.1 and Section 6.2.

          3.1.2 “Tax-Deferred Account” shall mean that portion of a Participant’s Account maintained to record all amounts notionally invested in the Savings Fund(s), pursuant to Section 6.1.

     3.2 “Administrative Committee” means the Rohm and Haas Benefits Administrative Committee. The Company has designated the Administrative Committee to be the named fiduciary with respect to administrative matters of the Plan. The duties of the Administrative Committee are outlined in Article XII of the Plan.

     3.3 “Affiliated Company” means Rohm and Haas Company and any other entity required to be aggregated with the Rohm and Haas Company pursuant to regulations and other guidance issued under section 409A of the Code.

     3.4 “Base Pay” shall include short term disability or sick pay, vacation pay, holiday pay, jury duty pay, bereavement pay, salary reductions under a Company-sponsored Code section 401(k) or Code section 125 plan, personal time pay, military pay, expatriate split salary pay, and supplemental workers’ compensation payments, but shall exclude any workers’ compensation payments, long-term disability payments and unused vacation payments.

     3.5 “Beneficiary” means the person, trust or institution designated to receive benefits in accordance with Article X. The Beneficiary of a Participant who has not effectively designated a beneficiary shall be the Participant’s estate.

     3.6 “Board of Directors” means the Board of Directors of the Rohm and Haas Company.

     3.7 “Bonus” includes the annual incentive awards granted in March of each Plan Year (the “Annual Bonus”), and amounts granted under certain sales incentive programs, as well as any “extra wages” earned while holding a temporary job. The term “Bonus” excludes all other bonuses and special awards.

     3.8 “Change in Control” means one of the events described in Sections 3.8.1, 3.8.2 or 3.8.3 below. Whether a Change in Control has occurred shall be objectively determinable and not subject to the discretion of the Plan Administrator, the Board of Directors or any other person.

          3.8.1 Change in Ownership of the Company. The acquisition by any person, entity or group of stock of the Company that, together with the stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person, entity or group shall not be considered to cause a change in ownership of the Company under this Section 3.8.1, or a change in effective control of the Company under Section 3.8.2 below. An increase in the percentage of stock owned by any person, entity or group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section 3.8.1. This Section 3.8.1 shall only apply when there is a transfer of Company stock (or issuance of Company stock) and stock of the Company remains outstanding after the transaction.

          3.8.2 Change in Effective Control of the Company. During any 12-month period, (i) the acquisition by any person, entity or group of stock of the Company that constitutes 35% or more of the total voting power of the stock of the Company, or (ii) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors as constituted prior to the date of such appointment or election; provided that if any person, entity or group is considered to effectively control the Company within the meaning of this Section 3.8.2, the acquisition of additional control of the Company shall not be considered to cause a change in effective control of the Company under this Section 3.8.2, or a change in ownership of the Company under Section 3.8.1.

          3.8.3 Change in Ownership of a Substantial Portion of the Company’s Assets. During any 12-month period, the acquisition by any person, entity or group of assets of the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this Section 3.8.3, “gross fair market value” means the value of the Company’s total assets or the value of the assets being disposed of, determined without regard to any associated liabilities. Notwithstanding the foregoing, a Change in Control shall not occur under this Section 3.8.3 where there is a transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, including:

               (a) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

               (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

               (c) a person, entity or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or

               (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, entity or group described in subparagraph (c).

          3.8.4 For purposes of this Section 3.8, the following rules shall apply:

               (a) Persons or entities shall not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons or entities shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person or entity owns stock of the Company and stock of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, such stockholder shall be considered to be acting as a group only with other stockholders of the Company prior to the transaction and not with respect to the stockholder’s ownership interest in the other corporation.

               (b) Stock ownership shall be determined in accordance with section 318(a) of the Code. Stock underlying a vested option shall be considered to be owned by the individual who holds the vested option (and stock underlying an unvested option shall not be considered to be owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined in Treas. Reg. sections 1.83-3(b) and (j)), the stock underlying the option shall not be treated as owned by the individual who holds the option.

          3.8.5 Notwithstanding any of the foregoing, a Change in Control shall not include any acquisition of Company common stock by the direct lineal descendents of Otto Haas and Phoebe Haas, the spouses of such descendents and any trusts and foundations established by any of them.

     3.9 “Code” means the Internal Revenue Code of 1986, as amended.

     3.10 “Company” means Rohm and Haas Company and such of its Affiliated Companies as may be designated from time to time by its Board of Directors and as may adopt the Plan.

     3.11 “Compensation” means, for the purpose of applying the limits of Code section 401(a)(17) and Code section 415, and for all other purposes unless specified otherwise, Base Pay, Bonus, LTPSP Payments, any Stock Award(s), overtime pay, Shift Payments and commissions.

     3.12 “Disabled” or “Disability” means a Participant is totally and permanently incapacitated and as a result is entitled to receive and is receiving disability benefits under the Social Security Act.

     3.13 “Effective Date” means January 1, 2005.

     3.14 “Employee” means any salaried employee of the Company who is employed on a regular full-time basis.

     3.15 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued pursuant thereto.

     3.16 “Fair Market Value” means, on any given date, the average of the high and low prices of Rohm and Haas Company common stock on the New York Stock Exchange composite transaction quotations for the immediately preceding trading day.

     3.17 “Five-Percent Owner” means any Employee who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company. For purposes of this Section, section 318(a)(2)(C) of the Code shall be applied by substituting “5%” for “50%” each time it appears therein.

     3.18 “Income” shall mean all earnings on investments, as well as all realized and unrealized increases and decreases in the value of the securities held.

     3.19 “Investment Adviser” shall mean the adviser or advisers appointed from time to time by the Investment Committee to supervise and manage the investment and reinvestment of the Trust Fund. Any such adviser must be (i) registered as such under the Investment Adviser’s Act of 1940; or (ii) a bank (as defined in such Act); and (iii) must acknowledge in writing that it is a fiduciary with respect to the Plan.

     3.20 “Investment Committee” means the Rohm and Haas Benefits Investment Committee. The duties of the Investment Committee are defined in Article XIII. The Company has designated this Committee to be the named fiduciary of the Plan for financial matters as outlined in the Plan.

     3.21 “Long-Term Performance Share Plan (“LTPSP”) Payments” shall mean any portion of the benefits payable in cash to a Plan Participant under a long term performance share, incentive or bonus plan sponsored by the Company during a Plan Year.

     3.22 “Participant” means any Employee who is eligible to receive benefits under Article IV and who has enrolled in the Plan in accordance with Article V.

     3.23 “Plan” means the Rohm and Haas Company 2005 Non-Qualified Savings Plan, as amended from time to time.

     3.24 “Plan Year” means the calendar year.

     3.25 “Rohm and Haas Stock Fund” shall mean the investment fund which consists of Stock Units contributed by Participants and the Company pursuant to Article VI.

     3.26 “Savings Funds” shall mean the investment funds offered under the Savings Plan and designated by the Company for tracking the Trust Fund’s investment performance. A list of the investment funds is attached as Appendix A to the Plan.

     The investment performance of the Savings Funds shall be used to measure the investment performance of the Trust Fund. The actual investment performance of the Trust Fund may be less than or greater than that of the Savings Funds. The Trustee is not obligated to actually invest the Participant contributions credited to the Trust Fund in the Savings Funds. Participants’ Accounts shall, therefore, to the extent possible, track the investment performance of the Savings Funds.

     3.27 “Savings Plan” means the Rohm and Haas Company Employee Stock Ownership and Savings Plan, as amended from time to time.

     3.28 “Scheduled Benefit Distribution Date” means the date specified by a Participant in his or her contribution agreement on which distributions from the Plan will commence.

     3.29 “Separation from Service” shall have the meaning provided in regulations and other guidance issued under section 409A of the Code.

     3.30 “Specified Employee” means an Employee who, at any time during the Plan Year, is:

          3.30.1 an officer of the Company having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code);

          3.30.2 a Five-Percent Owner; or

          3.30.3 a person who has annual Compensation from the Employer of more than $150,000 and who would be classified as a Five-Percent Owner if “one percent” were substituted for “five percent” each time it appears in the definition of such term.

     3.31 “Shift Payments” shall include the shift differential payments made to individuals (including supervisors of hourly employees) who work a rotating shift or any shift other than a “day” shift.

     3.32 “Stock Awards” shall mean any Rohm and Haas Company common stock awarded to the Participant pursuant to an employee benefit plan approved by the stockholders, determined without regard to any restriction.

     3.33 “Stock Unit” means a book-entry unit representing the right to acquire one share of Rohm and Haas Company common stock. The number of Stock Units shall be adjusted to reflect stock dividends, stock splits, combinations of shares, and any other change in the corporate capital structure of Rohm and Haas Company including reorganization, recapitalization, merger and consolidation. The value of a Stock Unit at any time shall equal the current Fair Market Value of a share of Company common stock.

     3.34 “Trust Fund” means the aggregate of all Participant contributions credited to the grantor trust established by the Company pursuant to section 671 of the Code.

     3.35 “Valuation Date” means, with respect to both the Savings Funds and the Trust Funds, 4 p.m. Eastern Standard Time of each day that the New York Stock Exchange is opened for business.

ARTICLE IV

ELIGIBILITY

     4.1 Each Employee of the Company who is classified as an exempt level 14 or above is eligible to become a Participant in the Plan. Participation shall be effective as soon as administratively practicable following the Participant’s enrollment in the Plan, as described in Section 5.1 below.

ARTICLE V

EMPLOYEE PARTICIPATION

     5.1 Enrollment

          5.1.1 An eligible Employee, as described in section 4.1 above, may enroll in the Plan by submitting a written, telephonic or electronic contribution agreement in accordance with Section 5.3 and any other procedures prescribed by the Administrative Committee. Such Employee shall become a Participant effective as of the time prescribed in Section 5.2.

          5.1.2 A Participant may designate a Beneficiary or Beneficiaries, independent of any beneficiary designation under the Savings Plan, and may change such designation at any time by written notice to the Company.

     5.2 Effective Date — For the purpose of determining the period of a Participant’s participation, the effective date of such participation shall be as soon as is administratively feasible following the date on which the Participant’s contribution agreement is received.

     5.3 Contribution Agreement.

          5.3.1 First Year of Participation. Upon first becoming eligible to participate in the Plan, or upon rehire, an eligible Employee wishing to participate in the Plan must submit his or her contribution agreement to the Administrative Committee within 30 days after becoming eligible. Such contribution agreement shall only be effective with respect to Compensation earned after the date on which it is submitted.

          5.3.2 Continuing Participation. Contribution agreements with respect to Compensation earned in any Plan Year subsequent to the year of a Participant’s initial eligibility may only be submitted by a Participant during the enrollment period designated by the Administrative Committee, but in no event later than December 15th of the Plan Year preceding the Plan Year in which such Compensation is earned.

          5.3.3 Participants in the 2003 NQSP. Notwithstanding the above, the 2005 Plan Year shall not be considered to be the first year of participation with respect to any Employee who was eligible to participate or participated in the 2003 NQSP as of December 31, 2004. Such Employees shall participate in this Plan in accordance with the requirements of Section 5.3.2.

          5.3.4 Deferral Elections for Compensation Other than Annual Bonus, LTIP (“Performance Share Plan” or “PSP”) Payments and Stock Awards. A Participant may authorize the Company to make contributions to the Participant’s Tax-Deferred Account on behalf of the Participant, through a written, telephonic, or electronic contribution agreement, in whole percentage points of 1% to 50% of the Participant’s Compensation (excluding the Annual Bonus, LTIP/PSP Payments and Stock Awards) without regard to the Code section 401(a)(17) limit. Such contribution agreement shall be submitted by the Participant within the time period prescribed in Section 5.3.1 or 5.3.2, as applicable.

          5.3.5 Deferral of Annual Bonus and LTIP/PSP Payments. A Participant may make a separate election in a written, telephonic, or electronic contribution agreement with respect to the Participant’s Annual Bonus and any LTIP/PSP Payment at least six months prior to the end of the applicable performance period relating to such Annual Bonus and/or LTIP/PSP Payment, authorizing the Company to contribute, on the Participant’s behalf, 1% to 100% (in whole percentage points) of the Participant’s Annual Bonus and/or the cash portion of the Participant’s LTIP/PSP Payment. Contributions under this Section 5.3.5 shall be credited to the Participant’s Account in the year in which the portion of the Annual Bonus and/or LTIP/PSP Payment subject to this election would otherwise have been payable to such Participant. Amounts elected under this Section 5.3.5 may not be contributed to the Participant’s Rohm and Haas Stock Account.

          5.3.6 Deferral of Certain Stock Awards. Subject to the limitations described in subparagraph (d) below, a Participant may make an irrevocable election in his or her contribution agreement with respect to any Stock Award (‘Shares’) in the Plan Year preceding the Plan Year in which the Stock Award is granted (or in the case of Stock Awards granted under the LTIP/PSP, at least six months prior to the end of the performance period relating to such Stock Award), authorizing the Company to convert such Shares, once any applicable restrictions lapse, on the Participant’s behalf, as follows:

               (a) Into units of the Rohm and Haas Stock Fund, in whole percentage points of 1% to 100%; or

               (b) Into shares of the Savings Fund(s) elected by the Participant under the Plan, in whole percentage points of 1% to 100%; or

               (c) Into any combination of units of the Rohm and Haas Stock Fund, and shares of the Savings Fund(s) elected by the Participant under the Plan.

               (d) Units of the Rohm and Haas Stock Fund acquired through the conversion of restricted stock may not be transferred or diversified into any other Savings Fund, except as otherwise provided in Section 7.4 of the Plan.

          5.3.7 Irrevocable Election. Unless changed or suspended as described in Sections 5.3.8 or 5.3.9 below, a Participant’s election(s) pursuant to this Section 5.3 shall remain in full force and effect from year to year and shall govern the contributions to his or her Account.

          5.3.8 Change in Contribution Agreement — A Participant may elect to change or revoke his or her written, telephonic, or electronic contribution agreement with respect to future Compensation in the manner described in this Section. Such election may only be made during the annual enrollment period designated by the Administrative Committee.

          5.3.9 Suspension of Contributions — Notwithstanding anything herein to the contrary, if, after other required and authorized salary reductions have been made in a payroll period, there is insufficient money available in a Participant’s pay to permit the Participant’s contribution, the contribution agreement shall automatically be suspended for that payroll period only.

     5.4 Designation of Time and Form of Payment.

          5.4.1 In General. At the time of a Participant’s initial election to defer Compensation pursuant to Section 5.3, he or she shall also elect the time and manner in which his or her Account will be distributed from the Plan. Permissible distribution events and forms of benefit shall be those set forth in Article X. Except as provided in Section 5.4.2, such election shall remain in effect from year to year and shall govern all distributions from the Participant’s Account. Notwithstanding the foregoing, a Participant who previously participated in the 2003 NQSP and who made or was deemed to have made a distribution election pursuant to Section 5.5 with respect to Compensation earned in 2005 and/or Shares that remain unvested as of December 31, 2004, shall be permitted to make a new distribution election on or before December 31, 2005 with respect to the portion of his or her Account attributable to Compensation earned after December 31, 2005 (including any Stock Awards granted after December 31, 2005) and any related Company matching contributions (the “Post-2005 Account”). Except as provided in Section 5.4.2, such new election shall remain in effect from year to year and shall govern all distributions from the Participant’s Post-2005 Account. If such Participant fails to make a new distribution election as described herein, his or her actual or deemed distribution election pursuant to Section 5.5 shall remain in effect and shall govern all distributions from the Participant’s Post-2005 Account.

          5.4.2 Election of a Scheduled Benefit Payment Date. Notwithstanding the requirements of Section 5.4.1, a Participant who elects a Scheduled Benefit Distribution Date shall be permitted to make a new distribution election with respect to future Compensation in the Plan Year preceding the Plan Year in which the Scheduled Benefit Distribution Date occurs. Such election shall be made during the designated enrollment period occurring in such preceding Plan Year. Such election shall apply to all amounts credited to the Participant’s Account after the Scheduled Benefit Distribution Date; provided, however, that if such election specifies a new Scheduled Benefit Distribution Date, such election shall only apply until the new Scheduled Benefit Distribution Date, and the Participant shall again make a distribution election as provided herein with respect to amounts subsequently credited to his or her Account. If a Participant who has elected a Scheduled Benefit Distribution Date fails to make a new distribution election as provided hereunder, he or she shall be deemed to have elected to have all amounts credited to his or her Account after a Scheduled Benefit Distribution Date distributed in a single lump sum upon his or her Separation from Service.

     5.5 Treatment of Compensation Deferred Prior to 2005 under the 2003 NQSP.

          5.5.1 Compensation other than certain Stock Awards. On or before December 31, 2005, a Participant who made a deferral election under the 2003 NQSP with respect to Compensation earned in 2005 (“2005 Compensation”) may cancel such election. If a Participant does not cancel such election, his or her 2005 Compensation shall be deemed to be deferred into this Plan. A Participant who does not cancel a deferral election with respect to 2005 Compensation shall designate the time and manner in which the portion of his or her Account attributable to 2005 Compensation and any related Company matching contributions will be distributed from the Plan. Permissible distribution events and forms of benefit shall be those set forth in Article X. A Participant who fails to affirmatively elect a time and manner of distribution hereunder shall be deemed to have elected to have the portion of his or her Account attributable to 2005 Compensation and any related Company matching contributions distributed in a single lump sum upon his or her Separation from Service.

          5.5.2 Certain Stock Awards. On or before December 31, 2005, a Participant who made a deferral election under the 2003 NQSP with respect to Shares that remain unvested as of December 31, 2004 (“Unvested Shares”), may cancel such election. If a Participant does not cancel such election, his or her Unvested Shares shall be deemed to be deferred into this Plan. A Participant who does not cancel a deferral election with respect to Unvested Shares shall designate the time and manner in which the portion of his or her Account attributable to the Unvested Shares shall be distributed from the Plan. Permissible distribution events and forms of benefit shall be those set forth in Article X. A Participant who fails to affirmatively elect a time and manner of distribution hereunder shall be deemed to have elected to have the portion of his or her Account attributable to the Unvested Shares distributed in a single lump sum upon his or her Separation from Service.

ARTICLE VI

CONTRIBUTIONS TO THE PLAN

     6.1 Participant Contributions.

          6.1.1 Tax-Deferred Account. For each payroll period, the Company, on behalf of any Participant who makes an election to contribute amounts to his or her Tax-Deferred Account pursuant to Section 5.3, above, shall credit such Participant’s Tax-Deferred Account with a notional amount equal to such deferral contribution(s). Such notional contributions shall be credited to the Participant’s Tax-Deferred Account on a monthly basis; except that if a Participant’s contribution to his or her Tax-Deferred Account is attributable to an LTPSP Payment or Stock Award, as described in Section 5.3.5 and Section 5.3.6 above, then such contributions shall be credited to the Participant’s Tax-Deferred Account as soon as administratively practicable following the date on which the LTPSP Payment would, but for the Participant’s election, have been paid to the Participant; or, in the case of a Stock Award, as soon as administratively practicable following the date on which restrictions on the stock subject to the election lapse.

          6.1.2 Rohm and Haas Stock Account. The Company, on behalf of any Participant who makes an election pursuant to Section 5.3.6 above regarding the conversion and contribution of “Shares” to his or her Rohm and Haas Stock Account, shall credit such Participant’s Rohm and Haas Stock Account with a notional amount equal to such contribution(s) in the form of Stock Units. Such notional contributions shall be allocated to the Participant’s Rohm and Haas Stock Account as soon as administratively practicable following the date on which the restrictions on the stock subject to the election lapse.

     6.2 Company Matching Contributions. The Company shall match each Participant’s contributions to the Plan pursuant to Section 6.1, except that for the purpose of this Section 6.2, contributions attributable to LTPSP Payments and Stock Awards shall be excluded. Such matching contributions shall be made to the Participant’s Rohm and Haas Stock Account in Rohm and Haas Stock Units. The number of Rohm and Haas Stock Units to be contributed shall be 60% of the amount determined by dividing the lesser of (i) the Participant’s eligible contributions for the year, or (ii) 6% of the Participant’s Compensation (excluding Stock Awards and LTPSP Payments), by the Fair Market Value of Rohm and Haas common stock on the date the contribution is allocated.

ARTICLE VII

INVESTMENT OF PARTICIPANT CONTRIBUTIONS

     7.1 General. Investment elections under this Article VII are notional only, to be used for the sole purpose of calculating the amount of a Participant’s benefit under the Plan at any time. Actual investments, if any, by the Company to defray the costs of this Plan will be governed by Section 8.3.

     7.2 Participant Contributions. Pursuant to Section 6.1 above, and in accordance with Article VIII below, the contributions allocated to a Participant’s Tax-Deferred Account will be invested on a notional basis in the Savings Fund(s) elected by such Participant in the manner prescribed by the qualified Savings Plan, and contributions allocated to a Participant’s Rohm and Haas Stock Account will be invested on a notional basis in the Rohm and Haas Stock Fund. No contributions under this Plan may be allocated to the Rohm and Haas ESOP Fund, and no contributions may be made to the Rohm and Haas Stock Fund, (also called the “Stock Unit” Fund), except as permitted in subsection 5.3.6 above. Any change in a Participant’s investment elections, or a transfer or diversification of funds under this Plan, will have no effect on the Participant’s investment elections in the qualified Savings Plan, or result in a transfer or diversification of funds under the qualified Savings Plan; and vice-versa with respect to changes, transfers, or diversification under the Savings Plan.

     7.3 Company Contributions. Pursuant to Section 6.2 above, and in accordance with Article VIII below, all Company matching contributions allocated to the Participant’s Rohm and Haas Stock Account shall be invested on a notional basis in the Rohm and Haas Stock Fund.

     7.4 Diversification of Investments in the Rohm and Haas Stock Fund. Investments of both Participant and Company contributions credited to the Rohm and Haas Stock Fund on a notional basis may not be subsequently reallocated to other Savings Funds, except as provided below:

          7.4.1 Subject to the restrictions set forth in Section 7.4.2 below, a Participant may diversify his or her notional investments in the Rohm and Haas Stock Fund beginning on the date on which a Participant attains age 55 and has completed five (5) years of Vesting Service with the Company (as defined in the Rohm and Haas Company Retirement Plan) by reallocating or transferring any portion of his or her Rohm and Haas Stock Account into any other available Savings Fund(s).

          7.4.2 Any Participant designated as a Section 16b Insider by the Company shall not be eligible to diversify any portion of his or her Rohm and Haas Stock Account as described in Section 7.4.1 above. In addition, any Participant who reallocates any portion of his or her Rohm and Haas Stock Account into any other Savings Fund(s) pursuant to Section 7.4.1 above, may not subsequently reallocate investments into the Rohm and Haas Stock Fund.

     7.5 Investment Reallocation. Subject to any limitations which may exist with respect to transfers as provided in the prospectus for a particular Savings Fund, a Participant may elect to transfer any portion of his or her existing Account balance, except for amounts credited to the Rohm and Haas Stock Account, among the available Savings Funds at any time. A Participant may not transfer any portion of his or her existing Account balance into the Rohm and Haas Stock Fund.

     Amounts credited to a Participant’s Rohm and Haas Stock Account are subject to the diversification rules described in Section 7.4 above.

ARTICLE VIII

PARTICIPANT ACCOUNTS AND TRUST FUND

     8.1 The Administrative Committee shall maintain, or cause to be maintained, for each Participant a Rohm and Haas Stock Account and a Tax-Deferred Account. Notional amounts equal to the value of a Participant’s before-tax contributions shall be credited to the Participant’s Tax-Deferred Account or Rohm and Haas Stock Account by the Company on the Participant’s behalf, as appropriate. Notional amounts equal to the value of the Company’s matching contributions shall be credited to the Participant’s Rohm and Haas Stock Account.

     8.2 The notional amount credited to a Participant’s Account will be reduced by any amounts withdrawn.

     8.3 Notwithstanding Article VII, the Administrative Committee shall direct the Trustee to establish a Trust Fund for the Plan. The Investment Committee shall direct the investment of such Trust Fund. The actual investment of the Trust Fund need not correspond to actual Participant elections under Section 7.1. As of each Valuation Date, the Trustee will determine the value of each Savings Fund, including Income thereon. The Trustee shall also value the Trust Fund as of each Valuation Date, and report to the Company the difference between the Trust Fund’s actual value and the Savings Fund’s value, as derived from the investment elections by Participants.

     8.4 The Investment Committee shall direct the funding of the Trust Fund from time to time as it deems appropriate and in the best interests of Participants and the Company.

ARTICLE IX

VESTING

     9.1 A Participant shall at all times be 100% vested in all amounts credited to his or her Account.

     9.2 A Participant with funds transferred from an account under the Morton International, Inc. Supplemental Employee Savings and Investment Plan (a “SESIP Account”) shall become 100% vested in the amount of such funds as of the date of transfer.

ARTICLE X

DISTRIBUTION OF ACCOUNTS

     10.1 Timing of Distribution.

          10.1.1 Elected by Participant. A Participant may elect, at the time of his or her initial deferral of Compensation, to receive distribution of his or her Account commencing on:

               (a) the Participant’s Separation from Service; or

               (b) a Scheduled Benefit Distribution Date; or

               (c) the earlier to occur of the events described in subparagraphs (a) and (b).

          10.1.2 Other Distribution Events. Notwithstanding the foregoing, distributions may be made prior to the time elected by the Participant upon the earliest to occur of the following events:

               (a) the Participant dies;

               (b) the Participant becomes Disabled; or

               (c) the occurrence of a Change in Control.

          10.1.3 Distributions to Specified Employees. In the case of any Participant who is a Specified Employee, a distribution payable on account of such Participant’s Separation from Service shall not commence until six months after the date of such Separation from Service (or, if earlier, the date of the Participant’s death).

          10.1.4 Distributions shall commence as soon as is administratively feasible following the applicable distribution event. If distribution is made on account of the Participant’s death, such distribution shall be made to his or her Beneficiary(ies). All decisions made by the Administrative Committee in good faith and based upon affidavit or other evidence satisfactory to the Administrative Committee regarding questions of fact in the determination of the identity of such Beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

     10.2 Forms of Benefit

          10.2.1 Distribution on Account of Separation from Service or at a Specified Time. Distributions made on account of the events set forth in Section 10.1.1 shall be paid as provided in subparagraphs (a) or (b) below.

               (a) A Participant may elect, during the time or times set forth in Section 5.4 and/or Section 5.5 (as applicable), to receive distribution of his or her Account:

                    (i) in a single sum payment; or

                    (ii) in installment payments over a term of years selected by the Participant, which shall not exceed (1) in the case of an unmarried Participant, the Participant’s life expectancy or (2) in the case of a married Participant, the joint life expectancies of the Participant and the Participant’s spouse. The life expectancies to be used will be determined from tables issued by the Internal Revenue Service and will not be subject to recalculation after payments begin. The amount of the payment to be made each year (at intervals determined by the Administrative Committee) will be determined by multiplying the balance of the Participant’s Account at the end of the previous year by a fraction, the numerator of which will be one (1) and the denominator of which will be the original term of years reduced by the number of years during which payments have already been made. If the Participant dies (or in the case of a married Participant, both the Participant and the Participant’s spouse die) before all of the scheduled installment payments have been made, any remaining payments shall be paid as soon as is administratively feasible in a single sum to such Participant’s Beneficiary(ies). All decisions made by the Administrative Committee in good faith and based upon an affidavit or other evidence satisfactory to the Administrative Committee regarding questions of fact in the determination of the identity of such Beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

               (b) If a Participant fails to elect a form benefit as provided in subparagraph (a), his or her Account shall be paid in a single lump sum.

          10.2.2 Other Distributions. Distributions made on account of the events set forth in Section 10.1.2 shall be distributed in a single lump sum as soon as is administratively feasible following the applicable distribution event.

     If distribution is made on account of the Participant’s death, such distribution shall be made to his or her Beneficiary(ies). All decisions made by the Administrative Committee in good faith and based upon an affidavit or other evidence satisfactory to the Administrative Committee regarding questions of fact in the determination of the identity of such Beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

     10.3 Change in Time of Distribution and Form of Benefit. With respect to previously deferred Compensation, a Participant may elect to change the time of distribution elected pursuant to Section 10.1.1 and/or the form of benefit elected pursuant to Section 10.2.1 (a “subsequent election”), if the following requirements are met:

          10.3.1 The subsequent election shall not take effect for at least twelve (12) months after the date of such subsequent election;

          10.3.2 The first payment with respect to such subsequent election shall not be made until at least five (5) years after the date on which distribution would have otherwise begun; provided that earlier distribution may be made in the event of the Participant’s death or Disability;

          10.3.3 If applicable, the subsequent election shall be made at least 12 months prior to a Scheduled Benefit Distribution Date; and

          10.3.4 In no event shall a Participant be permitted to change his or her elected form of benefit from installment payments to a single lump sum if such change would result in a material acceleration of payment, as provided in regulations and other guidance issued under section 409A of the Code.

     10.4 Permitted Acceleration of Payment. Notwithstanding the Participant’s elected time and form of distribution pursuant to Section 10.2 and the restrictions of Section 10.3, the time or schedule of a payment shall be accelerated in the following circumstances:

          10.4.1 Payment shall be made to the extent necessary to comply with a domestic relations order (as defined in section 414(p)(1)(B) of the Code) that meets the requirements of the Company’s domestic relations order procedures applicable to non-qualified plans, if such payment is made to an individual other than the Participant.

          10.4.2 Payment shall be made to the extent necessary to comply with a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

          10.4.3 Payment of a Participant’s entire Account shall be made upon his or her Separation from Service, provided that (i) the payment is made on or before the later of (A) the December 31 of the calendar year in which the Participant’s Separation from Service occurs or (B) the date that is two and one-half (2-1/2) months after the Participant’s Separation from Service and (ii) the payment is not greater than $10,000.

          10.4.4 Payment shall be made to the extent necessary to satisfy any applicable federal, state and local tax withholding requirements.

     10.5 Form of Distribution.

          10.5.1 Tax-Deferred Account. Amounts from a Participant’s Tax-Deferred Account shall be distributed in cash.

          10.5.2 Rohm and Haas Stock Account. Stock Units notionally credited to a Participant’s Rohm and Haas Stock Account shall be distributed in Company common stock shares. The amount of such shares to be distributed shall equal the number of whole Stock Units, plus a cash payment equal to the Fair Market Value on the date of distribution of any fractional Stock Units, which are credited to the Participant’s Account as of the date of distribution.

ARTICLE XI

REEMPLOYMENT

     11.1 If a Participant’s employment is terminated, and he or she is subsequently reemployed as an Employee eligible to participate in the Plan under Article IV, such eligible Employee may again participate in the Plan in accordance with Article V.

ARTICLE XII

ADMINISTRATION OF THE PLAN

     12.1 The Administrative Committee will be responsible for the administration of the Plan and is designated as the Plan’s agent to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Administrative Committee. The Investment Committee will have the authority and responsibility to control and manage the assets of the Plan. Members of both the Administrative Committee and the Investment Committee shall be appointed and removed by the Chief Executive Officer, or his or her designee.

     12.2 The Administrative Committee shall have the full responsibility to represent the Company and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Administrative Committee upon any question of fact, interpretation, definition or procedure relating to the administration of the Plan shall be conclusive. The responsibilities of the Administrative Committee shall include the following:

          12.2.1 Verifying all procedures by which payments to Participants and their Beneficiaries are authorized;

          12.2.2 Deciding all questions relating to the eligibility of Employees to become Participants in the Plan;

          12.2.3 Interpreting the provisions of the Plan in all particulars;

          12.2.4 Establishing and publishing rules and regulations for carrying out the Plan;

          12.2.5 Preparing an individual record for each Participant in the Plan, which shall be available for examination by such Participant, the Investment Committee and its members, or other authorized persons; and

          12.2.6 Reviewing and answering any denied claim for benefits that has been appealed to the Administrative Committee under the provisions of Section 14.6.

     12.3 The following general provision shall govern the actions of either the Administrative or Investment Committee:

          12.3.1 The Committee shall choose a chairman from its members and shall appoint a secretary who shall keep minutes of the Committee’s proceedings and shall be responsible for preparing such reports as may be advisable for the administration of the Plan. The Committee may employ and compensate such advisory, clerical, and other employees as it may deem reasonable and necessary to the performance of its duties.

          12.3.2 The action of the Committee shall be determined by a majority vote of all its members, except that no member of the Committee may vote on any question relating specifically to himself or herself.

          12.3.3 The members of the Committee shall serve without compensation for their services as such. All expenses of the Committee shall be paid by the Company.

          12.3.4 The chairman or the secretary of the Committee may execute any written direction on behalf of the Committee.

          12.3.5 The Committee may, at its discretion, allocate among its members or to other persons those functions and responsibilities which it deems advisable for the efficient and effective operation and management of the Plan.

          12.3.6 Except as expressly provided, neither the Committee nor any member thereof shall be in any way subject to any suit or litigation or to any legal liability for any cause or reason or thing whatsoever in connection with the administration or financial performance of the Plan.

ARTICLE XIII

PLAN AMENDMENT; FUTURE OF THE PLAN

     13.1 Plan Amendment. The Company reserves the right to amend the Plan at any time and from time to time, in any fashion, including such amendments as are necessary to comply with the requirements of the AJCA and the regulations and other guidance issued thereunder.

     13.2 Expiration of the Plan. The Plan will expire on December 31, 2014. The Company reserves the right at any time before that date to reduce, suspend or discontinue payments to be made by it as provided hereunder. The Company reserves the right to discontinue the Plan at any time. However, in no event shall a discontinuance of the Plan cause the distribution of Accounts prior to the time or times provided in Article X. In the event of a Change in Control, the Company may in its discretion terminate the Plan and distribute all Accounts to Participants within 12 months after such Change in Control.

ARTICLE XIV

GENERAL PROVISIONS

     14.1 The right of any Participant, or Beneficiary to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. Any trust, and any other fund, account, contract or arrangement that the Company chooses to establish for the future payment of benefits under this Plan to a Participant or Beneficiary shall remain part of the Company’s general assets and no person claiming payments under the Plan shall have any right, title or interest in or to any such trust, fund, account, contract or arrangement.

     14.2 Where appropriate, and wherever the singular is used, it shall be interpreted as including the plural.

     14.3 To the extent permitted by law, payments to and benefits under the Plan shall not be assignable. To the extent permitted by law, such payments and benefits shall not be subject to attachment by creditors of, or through legal processes against, any Participant or Beneficiary.

     14.4 Participation in the Plan shall not give any Employee the right to be retained in the service of the Company, nor any right or claim to annuity income unless such right has specifically accrued under the terms of the Plan.

     14.5 If any person entitled to receive any benefits hereunder is a minor, or is deemed by the Administrative Committee or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian, custodian or committee of such minor or incompetent, or they may be paid to such persons who the Administrative Committee believes are caring for or supporting such minor or incompetent.

     14.6 Any Participant or Beneficiary who claims to be entitled to the payment of a benefit under the Plan, should bring the matter to the attention of the Company, normally through a local personnel department. If a specific claim as to the amount of any benefit, the method of payment or any other matter under the Plan is denied, the claimant will be provided with a written notice, normally within 90 days of the date the claim was filed. The notice will include:

          14.6.1 the specific reason or reasons for the denial;

          14.6.2 the specific reference or references to the Plan provisions on which the denial is based;

          14.6.3 a notice that the claimant or the claimant’s duly authorized representative may appeal the denial to the Administrative Committee within 60 days; and

          14.6.4 a description of any additional information or material necessary to perfect the claim and an explanation of the need for such material or information.

     In the event of an appeal, the claimant or the claimant’s representative, may submit a written application for review of the denial, may examine documents relating to this Plan or the claim, and may submit written issues, comments, and documents. Such appeal will be promptly considered by the Administrative Committee.

     14.7 Except insofar as the law of Pennsylvania has been superseded by Federal law, Pennsylvania law shall govern the construction, validity and administration of this Plan.

     To record the adoption of this Plan, Rohm and Haas Company has caused its authorized officers to execute the Plan and to affix its corporate name and seal this ___day of _________, 2005.

[CORPORATE SEAL]	ROHM AND HAAS COMPANY

Attest: _________________________	By:___________________________

APPENDIX A

INVESTMENT FUNDS

SAVINGS FUNDS

Vanguard Life Strategy Income Fund
Vanguard Life Strategy Conservative Growth Fund
Vanguard Life Strategy Moderate Growth Fund
Vanguard Life Strategy Growth Fund
Rohm and Haas Fixed Income Fund
Vanguard Total Bond Market Index Fund
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Developed Markets Index Fund
Vanguard Value Index Fund
Vanguard Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard European Stock Index Fund
Vanguard Pacific Stock Index Fund

Rohm and Haas Stock Fund (or “Stock Unit Fund”)

NOT AVAILABLE FOR INVESTMENT OF EMPLOYEE CONTRIBUTIONS:

Rohm and Haas ESOP Fund

A-1